PROXY   PACIFIC HEALTH CARE ORGANIZATION, INC.

ANNUAL MEETING OF STOCKHOLDERS   NOVEMBER 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tom Kubota and Don Hellwig, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PACIFIC HEALTH CARE ORGANIZATION, INC., of record in the name of the undersigned at the close of business on October 3, 2006, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated October 13, 2006, receipt of which is acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

(Please See Reverse Side)
Proxy   Pacific Health Care Organization, Inc.

ANNUAL MEETING OF STOCKHOLDERS   NOVEMBER 17, 2006

[Name and address of shareholder]

                                   [ ]  Mark this box with an X if you have
                                        made changes to your name or
                                        address details above.


[A]  Proposal for the Election of Director

1. The Board of Directors recommends a vote FOR the listed nominees. If you wish to nominate and vote for someone other than the nominee listed below, please do so in the blank space below.


                         For    Withhold                    For   Withhold

Tom Kubota               [ ]    [ ]          Thomas Iwanski [ ]   [ ]

Don Hellwig              [ ]    [ ]          ______________ [ ]   [ ]


[B]  OTHER PROPOSALS

The Board of Directors recommends a vote FOR the following proposals.

                                             For       Against   Abstain
2.   APPOINT CHISHOLM, BIERWOLF & NILSON
     AS THE INDEPENDENT REGISTERED PUBLIC
     ACCOUNTING FIRM FOR THE 2006 FISCAL
     YEAR.                                   [ ]       [ ]       [ ]

3.   IN THEIR DISCRETION, THE PROXIES ARE
     AUTHORIZED TO VOTE UPON SUCH OTHER
     BUSINESS AS MAY PROPERLY COME BEFORE
     THE MEETING OR ANY AND ALL ADJOURNMENTS
     THEREOF.                                [ ]       [ ]       [ ]


[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box
[                                            ]

Signature 2 - Please keep signature within the box
[                                            ]

Date (mm/dd/yyyy)
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